UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amended Class B Membership Interest Contribution Agreement

On September 5, 2007, MarkWest Energy Partners, L.P. (the “Partnership”) previously announced that it had entered into an Agreement and Plan of Redemption and Merger (the “Merger Agreement”) by and among the Partnership, MarkWest Hydrocarbon, Inc. and MWEP, L.L.C., pursuant to which MarkWest Hydrocarbon will be merged into the Partnership. In the transaction, the incentive distribution rights in the Partnership will be extinguished and MarkWest Hydrocarbon will become a direct, wholly-owned subsidiary of the Partnership. Additionally, upon closing of the transactions contemplated by the Merger Agreement, the Partnership would separately acquire minority interests in the general partner (the “General Partner”) of MarkWest Energy Partners held by current and past key management employees. Accordingly, the Partnership previously entered into a Class B Membership Interest Contribution Agreement (the “Original Agreement”) with certain sellers named therein, pursuant to which the sellers agreed to contribute to the Partnership their Class B Membership Interests in the General Partner in exchange for cash and common units in the Partnership.

On October 26, 2007, the Partnership entered into an Amended and Restated Class B Membership Interest Contribution Agreement (the “Amended Contribution Agreement”). This Amended Contribution Agreement added and was entered into by the remaining Class B member who was not a party to the Original Agreement (pursuant to Section 8.2 of the Original Agreement). As of October 26, 2007, all Class B members executed the Amended Contribution Agreement and agreed, upon closing of the transactions contemplated by the Merger Agreement, to contribute to the Partnership their Class B Membership Interests in the General Partner in exchange for cash and common units in the Partnership.

The Amended Contribution Agreement is filed as Exhibit 10.1, hereto and is incorporated into this report by reference.

Cautionary Statements

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to the merger transaction announced on September 5, 2007. Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest

Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at 866-858-0482, or by accessing their website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report on Form 10-K, as amended, for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

ITEM 9.01. Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Class B Membership Interest Contribution Agreement, dated as of October 26, 2007, by and among MarkWest Energy Partners, L.P. and the sellers named herein

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: November 1, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer